Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-103680 and 333-109587; Form S-4 No. 333-134988) and the Registration Statements (Form S-8 Nos. 333-30623, 333-30627, 333-32691, 333-58193, 333-65043, 333-83219, 333-84851, 333-89249, 333-42358, 333-44706, 333-64350, 333-98235, 333-108015, 333-113098, 333-120632 and 333-128275, 333-136912) pertaining to the 1986 Stock Option Plan; 1993 Long-Term Incentive Plan; 1996 Board of Directors Stock Option Plan; ATL Products, Inc. 1996 Stock Incentive Plan; ATL Products, Inc. 1997 Stock Incentive Plan; Employee Stock Purchase Plan; Meridian Data, Inc.1987 Meridian Data Incentive Stock Option Plan; 1988 Incentive Stock Plan; 1995 Director Option Plan; 1997 Incentive Stock plan; 2003 Nonemployee Director Equity Incentive Plan; Supplemental Stock Option Plan; Advanced Digital Information Corporation 1996 Stock Option Plan; 1997 Stock Option Plan of Pathlight Technology, Inc; Advanced Digital Information Corporation Amended and Restated 1999 Stock Incentive Compensation Plan and Advanced Digital Information Corporation 2002 Team Member Retention Stock Option Plan of Quantum Corporation of our reports dated June 11, 2007, with respect to the consolidated financial statements and schedule of Quantum Corporation, Quantum Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Quantum Corporation, included in this Annual Report (Form 10-K) for the year ended March 31, 2007.

/s/ Ernst & Young LLP

Palo Alto, California

June 11, 2007